EXHIBIT 21.1

Subsidiaries of the Company

Beijing Access Health Hospital Management Co., Ltd., incorporated in The People’s Republic of China

Beijing Chindex Hospital Management Consulting Co., Ltd., incorporated in The People’s Republic of China

Beijing United Family Chaowai Clinic Co., Ltd, incorporated in The People’s Republic of China

Beijing United Family Health Center Co., Ltd, incorporated in The People’s Republic of China

Beijing United Family Hospital Co., Ltd, incorporated in The People’s Republic of China

Beijing United Family Hospital Management Co., Ltd, incorporated in The People’s Republic of China

Beijing United Family Jian Guo Men Clinic Co., Ltd, incorporated in The People’s Republic of China

Beijing United Family Liang MA Clinic Co., Ltd, incorporated in The People’s Republic of China

Beijing United Family Rehabilitation Hospital Co., Ltd., incorporated in The People’s Republic of China

Chindex American Hospital Ventures, incorporated in the Republic of Mauritius (formerly China Hospital Ventures)

Chindex Healthcare Holdings, Ltd, incorporated in Hong Kong

Chindex Healthcare Holdings, incorporated in the Republic of Mauritius

Chindex Medical Holdings BVI Ltd, incorporated in the British Virgin Islands

Guangzhou United Family Clinic Co., Ltd, incorporated in The People’s Republic of China

Shanghai United Family Clinic, Min Hang Co., Ltd., incorporated in The People’s Republic of China

Shanghai United Family Hospital Co., Ltd, incorporated in The People’s Republic of China

Shanghai Xin Yue US Family Dental Clinic Co., Ltd., incorporated in The People’s Republic of China

Tianjin United Family Hospital Co., Ltd, incorporated in The People’s Republic of China